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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              FEBRUARY 19, 1997
                              (Date of Report)


                                ULTRAK, INC.
           (Exact name of registrant as specified in its charter)


DELAWARE                                  0-9463                75-2626358
(State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization)          file Number)         Identification No.)



                        1220 CHAMPION CIRCLE, SUITE 100
                            CARROLLTON, TEXAS  75006
                    (Address of principal executive offices)



                                 (972) 280-9675
              (Registrant's telephone number, including area code)
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                         ULTRAK, INC. AND SUBSIDIARIES

ITEM 2: ACQUISITION OF ASSETS

Pursuant to an Agreement and Plan of Merger, dated February 10, 1997 (the "Merger Agreement"), among the registrant, MDI Acquisition Corp., a wholly-owned subsidiary of the registrant ("Newco"), Monitor Dynamics, Inc., a California corporation ("MDI"), and the holders of a majority of MDI's outstanding stock, the registrant acquired, via merger, on February 19, 1997, all of the issued and outstanding shares of capital stock (the "MDI Stock") of MDI. The shareholders of MDI that executed the Merger Agreement irrevocably agreed to vote in favor of the merger. MDI was merged with Newco, with MDI as the surviving corporation. MDI designs, manufactures, markets and sells high end security and access control systems and is based in Rancho Cucamonga, California. MDI was acquired for $25,000,000.00 in cash plus possible additional cash consideration based on the total shareholder's equity of MDI at March 31, 1997. The acquisition of MDI has been accounted for as a purchase since the date of acquisition. The purchase price of MDI was reached after extended negotiations with the controlling shareholders of MDI and was determined based on the relative market position of MDI and the potential synergies between the registrant and MDI. The acquisition of MDI was funded from the registrant's working capital. As part of the terms of the acquisition of MDI, Gary C. Clinard, the President of MDI, will remain as a member of the Board of Directors of MDI.

ITEM 5: OTHER EVENTS

Acquisition of Intervision Express Ltd.

On February 24, 1997, the registrant acquired all of the outstanding share capital of Intervision Express Ltd., a United Kingdom private limited liability company ("Intervision"), from Terence Paul Pedersen, David Westwood, and Shaun Lenehan. Intervision markets and sells a wide range of closed-circuit television products from a number of manufacturers and is based in Preston, England (near Manchester). Intervision was purchased for One Million British Pounds (L.1,000,000), one-half of which was paid in promissory notes and the remaining one-half of which was paid in unregistered shares of Common Stock, $0.01 par value per share, of the registrant. As part of the terms of the acquisition of Intervision, Terence Paul Pedersen will remain as a member of the Board of Directors of Intervision.

Acquisition of Veravision, Inc.

On December 17, 1996, the registrant acquired all of the issued and outstanding shares of capital stock (the "Veravision Stock") of Veravision, Inc., a California corporation ("Veravision"), from Ronald R. Williams, Sammie Ball, and Dick Gilbert. Veravision engages in the manufacture of intra-oral camera products for use primarily in the dental market, and is based in San Clemente, California. Veravision was acquired for an aggregate of $150,000.00 in promissory notes and an aggregate of 1,111 shares, or ten percent (10%), of the Common Stock of Dental Vision





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Direct, Inc., a Texas corporation and wholly-owned subsidiary of the registrant
("DVD"), which shares are convertible into shares of Common Stock of the registrant. As part of the acquisition of Veravision, Ronald R. Williams was elected to the Board of Directors of DVD.

Item 7: Financial Statements and Exhibits

(a)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

       Financial statements of MDI are not required to be filed as part of this report.

(b)    PRO FORMA FINANCIAL INFORMATION.

       Pro forma financial information of MDI is not required to be filed as part of this report.

(c)    EXHIBITS.

       EXHIBIT 2.1: Agreement and Plan of Merger, dated February 10, 1997, among Ultrak, Newco, Gary C. Clinard, Anthony N. Finazzo, Frank L. Strong, I.O.M. Investments, L.P., and James St. Pierre.

ITEM 9:  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

(a) On February 24, 1997, pursuant to the acquisition of Intervision, 38,882 shares of Common Stock, $0.01 par value per share, of the registrant ("Ultrak Stock") were issued to the shareholders of Intervision. Holders of shares of Ultrak Stock are entitled to receipt of dividends when, as and if declared by the Board of Directors of the registrant.

(b) The shares of Ultrak Stock were issued to Terence Paul Pedersen, David Westwood, Shaun Lenehan.

(c) The shares of Ultrak Stock were issued as partial consideration for the purchase by the registrant of all of the issued and outstanding share capital of Intervision.

(d) In connection with the issuance of the Ultrak Stock, the registrant relied, in part, on Rule 901 of the Securities Exchange Commission, 17 C.F.R.
Section 230.901 et seq. as no offer to issue the shares of Ultrak Stock was made to a person in the United States, and, at the time the offer to issue the shares of Ultrak Stock was originated, the shareholders of Intervision were outside the United States (or the registrant reasonably believed that the shareholders of Intervision were outside the United States) and no directed selling efforts were utilized by the registrant in connection with the issuance of the shares of Ultrak Stock to the shareholders of Intervision.

(e) The shares of Ultrak Stock are not convertible or exchangeable in any way.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ULTRAK, INC.
                                    (Registrant)


Date: March 6, 1997                 By: /s/ TIM D. TORNO
                                       ------------------------------------
                                       Tim D. Torno, Vice President-Finance







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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                      EXHIBIT
-------                     -------
  2                         Agreement and Plan of Merger